Exhibit 10.4

AMENDMENT TO STOCK PURCHASE AGREEMENT

This Amendment to Stock Purchase Agreement is entered into as of March 25, 2008 (“Amendment”) by and among Linkwell Corporation, a Florida corporation (“Linkwell”), Linkwell Tech Group, Inc., a Florida corporation and wholly-owned subsidiary of Linkwell (“Linkwell Tech”), Shanghai Likang Disinfectant High-Tech Company, Ltd., a Chinese company (“Likang Disinfectant”) and Shanghai Shanai Group, a Chinese company (“Shareholder”).

RECITALS

WHEREAS, on April 6, 2007, Linkwell, Linkwell Tech, Likang Disinfectant and Shareholder (the “Parties”) entered into a Stock Purchase Agreement (the “Purchase Agreement”);

WHEREAS, Linkwell Tech already owns 90% of the issued and outstanding shares of the capital stock of Likang Disinfectant;

WHEREAS, pursuant to the terms of the Purchase Agreement, Linkwell Tech was to acquire the remaining 10% of the issued and outstanding capital stock of Likang Disinfectant from the Shareholder for 3,000,000 newly issued restricted shares of Linkwell’s authorized common stock;

WHEREAS, the Parties desire to change the consideration to be paid by Linkwell Tech to the Shareholder to acquire the remaining 10% of the issued and outstanding capital stock of Likang Disinfectant from the aforementioned 3,000,000 shares to (i) three hundred eighty thousand dollars ($380,000) to be paid in cash and (ii) 1,500,000 newly issued restricted shares of Linkwell’s authorized common stock (the “Purchase Price”), and to make other modifications to the Purchase Agreement as set forth herein; and

WHEREAS, pursuant to Section 11.2 of the Purchase Agreement, the parties thereto, may amend or modify the Purchase Agreement only by an instrument of equal formality signed by the parties or the duly authorized representatives of the parties.

NOW THEREFORE, in consideration of the mutual covenants set forth herein and for other good and valuable consideration the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

1.    Defined Terms. Capitalized terms not otherwise defined in this Amendment shall have the meaning prescribed to them in the Purchase Agreement.

2.    Amendments to Purchase Agreement. The Purchase Agreement is hereby amended as follows:

(a)    All references to in the Purchase Agreement to “3,000,000” shall be deleted and replaced with “1,500,000” and, as such, the definition of “Linkwell Shares” in the Purchase Agreement and this Amendment shall mean 1,500,000 newly issued restricted shares of Linkwell’s authorized common stock.

(b)    Recital B is hereby deleted in its entirety and replaced with the following:

“B.    Linkwell Tech intends to acquire 10% of the issued and outstanding capital stock of Likang Disinfectant from the Shareholder, making Likang Disinfectant a wholly-owned subsidiary of Linkwell Tech, and the Shareholder desires to sell 100% of its shares of Likang Disinfectant capital stock, representing a 10% interest in the capital stock of Likang Disinfectant to Linkwell Tech for (i) three hundred eighty thousand dollars ($380,000) to be paid in cash and (ii) the Linkwell Shares.”

(c)    Recital D is hereby deleted in its entirety and replaced with the following:

“D.    It is the intention of the parties hereto that: (i) Linkwell Tech shall acquire 100% of the issued and outstanding capital stock of Likang Biological in exchange for (i) three hundred eighty thousand dollars ($380,000) to be paid in cash shares and (ii) the Linkwell Shares (the "Exchange"); and (ii) the Exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended, (the "Act") and under the applicable securities laws of the state or jurisdiction where the Shareholders reside.”

(d)    Section 1 shall now be called “CONSIDERATION.”

(e)    Section 1.1 is hereby deleted in its entirety and replaced with the following:

“1.1 Purchase of Shares. Likang Disinfectant and the Shareholder hereby agree that the Shareholder shall, on the Closing Date, sell 100% of its issued and outstanding shares of the capital stock of Likang Disinfectant, representing a 10% interest in the capital stock of Likang Disinfectant (the “Disinfectant Shares”), to Linkwell Tech in exchange (the “Exchange”) for (i) three hundred eighty thousand dollars ($380,000) to be paid in cash and (ii) the Linkwell Shares (the “Purchase Price”).”

(f)    Section 1.2 is hereby deleted in its entirety and replaced with the following:

“1.2 Delivery. On the Closing Date, the Shareholder will deliver to Linkwell Tech the stock certificates representing its 10% interest in Likang Disinfectant, duly endorsed (or with executed stock powers) so as to make Linkwell Tech the 100% owner of Likang Disinfectant and Linkwell Tech shall pay the Purchase Price to the Shareholder or its nominee.”

(g)    Section 1.4 is hereby deleted in its entirety and replaced with the following:

“1.4 Conditions Precedent. Payment of the Purchase Price shall be conditional upon (a) the Shareholder completing a review of the financial, trading and legal position of Likang Disinfectant; (b) Likang Disinfectant obtaining all the necessary consent, authorization and approval from the relevant regulatory authorities, its board of directors and/or its shareholders;”

(h)    Section 5 is hereby deleted in its entirety and shall be intentionally omitted.

(i)    All references to the Closing Date and to the date on which the Closing shall take place found in “Section 10” refer to March 25, 2008.

3.    Representations and Warranties. Likang Disinfectant and the Shareholder hereby represents and warrants to Linkwell Tech as follows:

(a)    Likang Disinfectant and the Shareholder, severally and not jointly, have all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by the Likang Disinfectant and the Shareholder and constitutes the legal, valid and binding obligation of Likang Disinfectant and the Shareholder, enforceable in accordance with its terms.

(b)    The execution, delivery and performance by Likang Disinfectant and the Shareholder of this Amendment have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to Likang Disinfectant or the Shareholder, or the articles of incorporation or by-laws of Likang Disinfectant, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Likang Disinfectant or the Shareholder is a party or by which it or its properties may be bound or affected.

(c)    All of the representations and warranties contained in Section 2 of the Purchase Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

4.    This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.    Counterparts of this Amendment (or applicable signature pages hereof) that are manually signed and delivered by facsimile transmission shall be deemed to constitute signed original counterparts hereof and shall bind the parties signing and delivering in such manner.

6.    This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of Florida (without giving effect to any conflicts or choice of laws provisions thereof that would cause the application of the domestic substantive laws of any other jurisdiction) and together with the Purchase Agreement, embodies the complete agreement and understanding among the Parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

7.    No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Purchase Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have set their hands and seals hereunto as of the date first set forth above.

Linkwell Corporation

By:	/s/ Xuelian Bian
Name:	Xuelian Bian
Its:	Chairman

Linkwell Tech Group, Inc.

By:	/s/ Wei Guan
Name:	Wei Guan
Its:	Director

Shanghai Likang Disinfectant High-Tech Company, Ltd.

By:	/s/ Bing Chen
Name:	Bing Chen
Its:	President

Shanghai Shanai Group

By:	/s/ Weidong Yang
Name:	Weidong Yang
Its:	General Manager